EXHIBIT 99.1

Eagle Bancorp Announces Quarterly Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., Oct. 18, 2007 (PRIME NEWSWIRE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported first quarter net income of $464,000, or $0.43 per share ($0.38 per share diluted), for the three months ended September 30, 2007, and declared a cash dividend of $0.24 per share. Earnings for the quarter increased by 9.96% from the $422,000 earned for the quarter ended September 30, 2006.

Eagle's Board of Directors declared a quarterly cash dividend of $0.24 per share for the first quarter of Eagle's fiscal year. The dividend is payable November 16, 2007 to shareholders of record at the close of business on November 2, 2007.

The increase in net income for the first quarter was the result of increases in net interest income of $55,000 and noninterest income of $47,000, offset by an increase in noninterest expense of $52,000. Eagle's tax provision was $8,000 higher in the current quarter. Noninterest income increased primarily due to higher gains on loan sales from the 2006 period. Eagle's annualized return on assets was 0.75% and its annualized return on equity was 7.58% for the quarter, compared with 0.74% and 7.34%, respectively, for the same quarter in 2006.

Total interest and dividend income increased $414,000 to $3,408,000 for the quarter ended September 30, 2007 from $2,994,000 for the quarter ended September 30, 2006. This was due primarily to an increase in interest and fees on loans of $357,000. Higher funding costs caused total interest expense to increase by $359,000 to $1.7 million for the quarter ended September 30, 2007 from $1.34 million for the quarter ended September 30, 2006. Interest expense on deposits increased $251,000 and interest expense on advances increased $108,000.

Total assets increased by $3.37 million, or 1.4%, to $248.06 million at September 30, 2007 from $244.69 million at June 30, 2007. Loans receivable increased $3.80 million, or 2.4%, to $161.94 million from $158.14 million. Loans held-for-sale increased $1.55 million to $2.72 million from $1.18 million. Deposits increased $1.83 million, or 1.0%, to $181.48 million at September 30, 2007 from $179.65 million at June 30, 2007. Advances from the Federal Home Loan Bank and other borrowings increased $4.0 million, or 13.3%, to $34.0 million from $30.0 million, while federal fund purchases decreased from $3.8 million to zero. Total stockholders' equity increased $807,000, or 3.35%, to $24.90 million at September 30, 2007 from $24.09 million at June 30, 2007, as a result of the net income for the period of $464,000 and a decrease in accumulated other comprehensive loss of $556,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale). These were partially offset by dividends paid and purchases of treasury stock.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59% of Eagle Bancorp's outstanding common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                                September 30, June 30,
                                                    2007        2007
                                                (Unaudited)  (Audited)
 ASSETS
 Cash and due from banks                            3,021       2,709
 Interest-bearing deposits with banks                 198         360
                                                  --------    --------
 Total cash and cash equivalents                    3,219       3,069

 Investment securities available-for-sale,
  at market value                                  63,067      64,774
 Investment securities held-to-maturity, at cost      748         921
 Investment in nonconsolidated subsidiary             155         155
 Federal Home Loan Bank stock, at cost              1,315       1,315
 Mortgage loans held-for-sale                       2,720       1,175
 Loans receivable, net of deferred loan fees
  and allowance for loan losses of $518 at
  September 30, 2007 and $518 at June 30, 2007    161,942     158,140
 Accrued interest and dividends receivable          1,336       1,333
 Mortgage servicing rights, net                     1,644       1,628
 Property and equipment, net                        5,781       5,806
 Cash surrender value of life insurance             5,813       5,764
 Real estate acquired in settlement of loans,
  net of allowance for losses                           0           0
 Other assets                                         316         606
                                                  --------    --------
           Total assets                           248,056     244,686
                                                  ========    ========

 LIABILITIES
 Deposit accounts:
    Noninterest bearing                            14,688      13,694
    Interest bearing                              166,793     165,953
                                                  --------    --------
            Total deposits                        181,481     179,647

 Federal Funds Purchased                                0       3,800
 Advances from Federal Home Loan Bank
  and Other Borrowings                             34,000      30,000
 Long-Term Subordinated Debentures                  5,155       5,155
 Accrued expenses and other liabilities             2,525       1,996
                                                  --------    --------
            Total liabilities                     223,161     220,598

 EQUITY
 Preferred stock (no par value, 1,000,000 shares
  authorized, none issued or outstanding)
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized; 1,223,572 shares
  issued; 1,083,107 and 1,084,357 shares
  outstanding at September 30, 2007 and
  June 30, 2007, respectively)                         12          12
 Additional paid-in capital                         4,414       4,387
 Unallocated common stock held by employee
  stock ownership plan ("ESOP")                       (82)        (92)
 Treasury stock, at cost (140,265 and 139,215
  shares at September 30, 2007 and
  June 30, 2007, respectively)                     (4,801)     (4,759)
 Retained earnings                                 25,704      25,448
 Accumulated other comprehensive (loss) income       (352)       (908)
                                                  --------    --------
            Total equity                           24,895      24,088

            Total liabilities and equity          248,056     244,686
                                                  ========    ========

                       EAGLE BANCORP AND SUBSIDIARY
                    Consolidated Statements of Income
          For the Three Months Ended September 30, 2007 and 2006
             (Dollars in Thousands, Except for Per Share Data)

                                                  Three Months Ended
                                                      (unaudited)
                                                 Sept. 30    Sept. 30
                                                ----------------------
                                                   2007        2006
                                                ---------   ---------
 Interest and Dividend Income:
 Interest and fees on loans                         2,668       2,311
 Interest on deposits with banks                        7          12
 Securites held to maturity                             9          11
 Securities available for sale                        722         660
 FHLB Stock dividends                                   2           0
                                                ---------   ---------
            Total interest and dividend income      3,408       2,994
                                                ---------   ---------

 Interest Expense:
 Deposits                                           1,185         934
 Federal Home Loan Bank advances                      439         331
 Subordinated debentures                               75          75
                                                ---------   ---------
            Total interest expense                  1,699       1,340
                                                ---------   ---------

 Net Interest Income                                1,709       1,654
 Loan loss provision                                    0           0
                                                ---------   ---------
 Net interest income after loan loss provision      1,709       1,654
                                                ---------   ---------
 Noninterest income:
 Net gain on sale of loans                            199         119
 Demand deposit service charges                       166         135
 Mortgage loan servicing fees                         133         138
 Net gain (loss) on sale of available for sale
  securities                                            0           0
 Net gain (loss) on securities FAS 159                (41)          0
 Other                                                127         145
                                                ---------   ---------
            Total noninterest income                  584         537
                                                ---------   ---------
 Noninterest expense:
 Salaries and employee benefits                       946         838
 Occupancy expenses                                   135         142
 Furniture and equipment depreciation                  71          79
 In-house computer expense                             74          71
 Advertising expense                                   63          93
 Amortization of mtg servicing fees                    66          76
 Federal insurance premiums                             5           6
 Postage                                               23          18
 Legal, accounting, and examination fees               56          58
 Consulting fees                                       15          16
 ATM processing                                        14          12
 Other                                                200         207
                                                ---------   ---------
            Total noninterest expense               1,668       1,616
                                                ---------   ---------

 Income before provision for income taxes             625         575
                                                ---------   ---------

 Provision for income taxes                           161         153
                                                ---------   ---------

 Net income                                           464         422
                                                =========   =========

 Basic earnings per common share                     0.43        0.39
                                                =========   =========

 Diluted earnings per common share                   0.38        0.35
                                                =========   =========

 Weighted average shares
  outstanding (basic eps)                       1,072,441   1,073,660
                                                =========   =========

 Weighted average shares outstanding
  (diluted eps)                                 1,212,458   1,207,858
                                                =========   =========

CONTACT: Eagle Bancorp
         Peter J. Johnson, President and Chief Executive Officer
           (406) 457-4006
         Clint J. Morrison, Senior Vice President and CFO
           (406) 457-4007